Exhibit 99.1

Investor Relations:	Media and Analyst Contact:
Brian Norris	CHEN PR
Acme Packet	Chris Carleton
+1.781.328.4790	+1.781.672.3115
bnorris@acmepacket.com	ccarleton@chenpr.com
Acme Packet Reports Record Revenue and Earnings in First Quarter of 2011
— First Quarter Revenues of $74.0 million, up 45% Year-Over-Year and 5% Sequentially —
— First Quarter GAAP EPS of $0.19 and Non-GAAP1 EPS of $0.27 —
— Company Raises 2011 Revenue and Non-GAAP EPS1 Estimates —
Bedford, Massachusetts — April 26, 2011 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session delivery network solutions, today announced record results for the quarter ended March 31, 2011 and raised its business outlook for 2011. All earnings per share results are on a fully diluted basis unless otherwise noted.
Results for the First Quarter of 2011
Total revenue in the first quarter of 2011 was $74.0 million, compared to $51.1 million in the first quarter of 2010 and $70.2 million in the fourth quarter of last year. Net income in the first quarter of 2011 was $13.7 million, or $0.19 per share, compared to $8.3 million, or $0.13 per share, in the first quarter of 2010 and $14.5 million, or $0.21 per share, in the fourth quarter of last year. Net income on a non-GAAP1 basis in the first quarter of 2011 was $18.9 million, or $0.27 per share, compared to $10.7 million, or $0.16 per share in the first quarter of last year, and $18.1 million, or $0.26 per share, in the fourth quarter of last year.

Company Raises Business Outlook for 2011
The Company today raised its business outlook for 2011. The Company’s outlook is based on the current indications for its business, which may change at any time.

Business Outlook for Year Ending December 31, 2011
	Issued	Issued
Estimate	February 1, 2011	April 26, 2011
Total revenue (in millions)	Approximately $300	$310-$315
Total revenue growth rate	Approximately 30%	Approximately 35%
GAAP diluted EPS	Approximately $0.76	$0.77-$0.82
Total GAAP diluted EPS growth rate	Approximately 20%	Approximately 27%
Non-GAAP[1] diluted EPS	Approximately $1.05	$1.10-$1.15
Total non-GAAP[1] diluted EPS growth rate	Approximately 30%	Approximately 40%
Diluted share count (in millions)	71.0	71.5
The Company expects net income on a non-GAAP1 basis to differ from net income on a GAAP basis in 2011 as it is expected to exclude estimated stock-based compensation expense and related payroll taxes, net of tax, of approximately $22.0 million, or $0.31 per share, amortization of acquired intangible assets, net of tax, of approximately $1.2 million, or $0.02 per share, and merger and integration-related costs of $0.2 million, or $0.00 per share. A reconciliation of the Company’s expected GAAP to non-GAAP1 business outlook, and a statement as to the use of non-GAAP1 financial measures, is included at the end of this press release.
Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 4:30 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing 1.800.230.1766 and using access code “APKT”. The conference call may be accessed outside of the United States by dialing +1.612.332.0226 and using access code “APKT”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 and using access code 198306 or by accessing the webcast replay on the Company’s investor relations website.

[1]	A reconciliation of GAAP to non-GAAP results, and a statement on the use of non-GAAP financial measures, is included at the end of this press release.

About Acme Packet
Acme Packet (NASDAQ: APKT), the leader in session delivery network solutions, enables the trusted, first-class delivery of next-generation voice, data and unified communications services and applications across IP networks. Our Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products in the USA, selling them through over 140 reseller partners worldwide. More than 1,350 customers in 105 countries have deployed over 12,000 Acme Packet systems, including 90 of the top 100 service providers and 32 of the Fortune 100. For more information visit www.acmepacket.com.
Acme Packet, Inc. Safe Harbor Statement
Statements contained herein that are not historical fact (including those in the section “Company Raises Business Outlook for 2011”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the amount of stock-based compensation awarded; the applicable Company stock price used to determine stock-based compensation; the exercise pattern of employee stock options; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulties developing new products; difficulties in relationships with vendors and partners; higher risks in international operations; difficulties managing rapid growth; difficulties managing the Company’s financial performance; the ability to hire and retain employees and appropriately staff operations; the Company’s cash needs; the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Acme Packet, Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
Product	$59,742	$42,093
Maintenance, support and service	14,225	8,957

Total revenue	73,967	51,050

Cost of revenue (a) (b):
Product	9,945	7,549
Maintenance, support and service	3,006	2,268

Total cost of revenue	12,951	9,817

Gross profit	61,016	41,233

Operating expenses (a) (b):
Sales and marketing	23,703	16,427
Research and development	11,294	8,693
General and administrative	4,577	3,284
Merger and integration-related costs	180	—

Total operating expenses	39,754	28,404

Income from operations	21,262	12,829

Other income (expense), net	102	(11)

Income before provision for income taxes	21,364	12,818

Provision for income taxes	7,655	4,485

Net income	$13,709	$8,333

Net income per share:
Basic	$0.21	$0.14
Diluted	$0.19	$0.13

Weighted average number of common shares used in the calculation of net income per share:
Basic	65,076,303	59,821,379
Diluted	70,476,973	64,982,898

(a) Amounts include stock-based compensation expense, as follows:
Cost of product revenue	$224	$168
Cost of maintenance, support and service revenue	395	228
Sales and marketing	3,298	1,556
Research and development	1,971	1,148
General and administrative	898	421

(b) Amounts include amortization of acquired intangible assets, as follows:
Cost of product revenue	371	379
Sales and marketing	46	30
Research and development	12	26

Acme Packet, Inc.
Statement on Use of Non-GAAP Financial Measures and
Reconciliation of Non-GAAP Net Income and Non-GAAP Net Income Per Share
(in thousands, except per share data)
(unaudited)
     Statement on Use of Non-GAAP Financial Measures:
     The Company uses the financial measures “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP net income per share” and “net income per share on a non-GAAP basis” to supplement its condensed consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP net income per share” and “net income per share on a non-GAAP basis” is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP, but rather should be evaluated in conjunction with net income and net income per share. The Company’s management believes that the presentation of “non-GAAP net income”, “net income on a non-GAAP basis”, “non-GAAP net income per share” and “net income per share on a non-GAAP basis” provides useful information to investors because these financial measures exclude stock-based compensation expense which is a non-cash charge and related payroll taxes, as well as amortization of acquired intangible assets and merger and integration-related costs associated with the Company’s acquisition activities. By excluding stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, and merger and integration-related costs, management can compare the Company’s operations to prior periods and to the operations of other companies in its industry who may have materially different unusual charges. Management does not consider any of stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets, and merger and integration-related costs to be part of the Company’s operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. Management believes that excluding these items is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. Non-GAAP net income and non-GAAP net income per share are primary financial indicators that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP measures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity. The Company’s definition of non-GAAP net income and non-GAAP net income per share may differ from similar measures used by other companies and may differ from period to period. Management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify non-GAAP net income and non-GAAP net income per share by excluding these expenses and gains.

     Reconciliation of Non-GAAP Net Income and Diluted Non-GAAP Net Income Per Share for the Three Months Ended March 31, 2011, December 31, 2010 and March 31, 2010 (unaudited):

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Reconciliation of non-GAAP net income:
Net income	$13,709	$14,510	$8,333
Adjustments:
Stock-based compensation expense and related payroll taxes, net of taxes	4,777	3,098	2,097
Amortization of acquired intangible assets, net of taxes	273	292	283
Merger and integration-related costs	180	223	—

Non-GAAP net income	$18,939	$18,123	$10,713

Reconciliation of diluted non-GAAP net income per share:
Net income per share	$0.19	$0.21	$0.13
Adjustments:
Stock-based compensation expense, and related payroll taxes, net of taxes	0.08	0.05	0.03
Amortization of acquired intangible assets, net of taxes	—	—	—
Merger and integration-related costs	—	—	—

Non-GAAP net income per share	$0.27	$0.26	$0.16

     Reconciliation of Expected Non-GAAP Net Income and Diluted Non-GAAP Net Income Per Share for the Year Ending December 31, 2011 (Unaudited):

	Twelve Months Ending
	December 31, 2011
	Low	High

Revenue	$310,000	$315,000

Reconciliation of non-GAAP net income:
Net income	$55,400	$59,000
Adjustments:
Stock-based compensation expense and related payroll taxes, net of taxes	22,000	22,000
Amortization of acquired intangible assets, net of taxes	1,200	1,200
Merger and integration-related costs	200	200

Non-GAAP net income	$78,800	$82,400

Reconciliation of diluted non-GAAP net income per share:
Net income per share	$0.77	$0.82
Adjustments:
Stock-based compensation expense and related payroll taxes, net of taxes	0.31	0.31
Amortization of acquired intangible assets, net of taxes	0.02	0.02
Merger and integration-related costs	0.00	0.00

Non-GAAP net income per share	$1.10	$1.15

Acme Packet, Inc.
Other Operational Data
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Other operational data:
Depreciation and amortization	$2,358	$2,177	$1,853
Capital expenditures	4,644	2,770	2,767

Acme Packet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$118,924	$91,669
Short-term investments	169,907	179,024
Accounts receivable, net	43,275	34,797
Inventory	7,069	6,662
Deferred product costs	1,690	3,572
Deferred tax asset	3,814	3,814
Income taxes receivable	13,787	9,979
Other current assets	4,873	3,231

Total current assets	363,339	332,748
Long-term investments	9,238	5,030
Property and equipment, net	19,891	17,156
Acquired intangible assets, net	10,279	9,468
Goodwill	3,259	—
Deferred tax asset, net	14,802	14,802
Other assets	888	940

Total assets	$421,696	$380,144

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,625	$7,161
Accrued expenses and other current liabilities	7,920	14,629
Deferred revenue	37,850	31,998

Total current liabilities	54,395	53,788

Deferred revenue	2,213	1,546

Deferred rent	4,053	4,265

Stockholders’ equity:
Common stock	72	71
Treasury stock, at cost	(37,522)	(37,522)
Additional paid-in capital	292,886	266,114
Other comprehensive income	42	34
Retained earnings	105,557	91,848

Total stockholders’ equity	361,035	320,545

Total liabilities and stockholders’ equity	$421,696	$380,144

Condensed Consolidated Statements of Cash Flow
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2011	2010
Cash provided by operating activities	$11,541	$7,973
Cash used in investing activities	4,273	26,641
Cash provided by financing activities	19,987	8,767